Exhibit 10.14

FOURTH AMENDMENT TO CONVERTIBLE LOAN AGREEMENT

This Fourth Amendment (this “Amendment”) to that certain Convertible Loan Agreement is entered into on July 31, 2023 by and between Gauzy Ltd., a company incorporated and existing under the laws of the State of Israel having its principal offices at the 14 Hatchiya St., Tel-Aviv, Israel 6816914 (the “Company”), Blue-Red Capital Fund LP, a limited liability partnership registered in the Cayman Islands (“Blue-Red), and Ibex Israel Fund LLLP, a limited liability partnership registered in the State of Delaware (“IBEX” and together with Blue-Red, the “Lenders”) .. Each of the Company, Blue-Red and IBEX may be referred to herein as a “Party”, and collectively, the “Parties”.

WHEREAS, the Company and Blue-Red entered into the certain Convertible Loan Agreement, dated January 29, 2020 (the “Initial CLA”), pursuant to which Blue-Red provided the Company with a convertible loan in an amount of US$2,000,000 (the “Initial Loan Amount”), and pursuant to which, Blue-Red were issued a Warrant (of even date thereof), as was attached as Exhibit A to the Initial CLA (the “Initial Blue-Red Warrant”);

WHEREAS, the Initial CLA was amended on March 29, 2020 (the “First Amendment”), for the purpose of receiving the additional funds from IBEX, and Avery Dennison Israel Ltd., a company incorporated under the laws of the State of Israel (“AD”) and pursuant to which, inter alia, IBEX were issued a Warrant (of even date thereof), as was attached as Exhibit II to the First Amendment (the “Initial IBEX Warrant” and together with the Initial Blue-Red Warrant, the “Initial Warrants”);

WHEREAS, AD converted the amount of US $200,000, which they provided pursuant to the First Amendment, into Series C Preferred Shares of the Company in January 2020, and is no long a Party to the CLA;

WHEREAS, on October 17, 2021, the Company, Blue-Red and Ibex entered into a second amendment to the Initial CLA as amended (the “Second Amendment”, and together with the Initial CLA and the First Amendment, the “CLA”), for the purpose of amending certain terms of the CLA;

WHEREAS, on July 1, 2022, the Company, Blue-Red and Ibex entered into a third amendment to the Initial CLA as amended (the “Third Amendment”, and together with the Initial CLA and the First Amendment and the Second Amendment the “CLA”), for the purpose of amending certain terms of the CLA; and

WHEREAS, Blue-Red, Ibex and the Company have agreed to amend the CLA as set forth hereunder:

NOW, THEREFORE, the Parties hereby agree as follows:

1.	The Amended Final Date (as defined in the Third Amendment) shall be amended such that it shall be extended for an additional twenty-four (24) months to 00:00 on July 31, 2025.

2.	Section 2.2 of the Initial CLA shall be amended such that the following shall be added to the Section:

“Notwithstanding the foregoing, as of August 1, 2023 (the “Additional Accrual Date”), the interest shall be amended to reflect a net interest rate of twelve percent (12%) per annum, compounded on a yearly basis. However, in any event, and regardless of the due date of the interest as set forth in the Third Amendment, the total interest accrued from the Additional Accrual Date shall be no less than twenty-four percent (24%).”

3.	The calculation of the Interest up to the date hereof, and until the Amended Final Date as determined in Section 1 above, is attached as Annex A hereto.

4.	Section 5 of the Initial CLA shall be deleted entirely and replaced by:

“Unless earlier converted pursuant to Section 6 below, the Loan Amount shall be repaid by the Company to the Lender in cash, upon an Event of Default as defined in Section 7 below or at the Final Date upon written notice to the Company. All accrued and unpaid Interest shall be dealt with in accordance with Section 6.5 (as amended). No repayment of the Loan Amount by the Company shall be permitted, without the prior written consent of the Lender.”

5.	Section 3 of The Third Amendment shall be deleted in its entirety, and Section 6.1 of the Initial CLA shall be deleted entirely and replaced by:

“Unless earlier converted pursuant to this Section 6 or repayment pursuant to Section 5 above: (i) upon the closing of a Qualified Financing the Lender may require the Company to convert the Loan Amount into shares of the Company; and (ii) immediately prior to, and subject to the closing of, an IPO or a SPAC Transaction (whichever occurs first), the Loan Amount shall automatically convert into shares of the Company. In the event of such conversion, the Lender shall receive, in consideration for the conversion of the Loan Amount, such number of fully paid and non-assessable Company shares of the most senior class issued in such Qualified Financing or IPO or a SPAC Transaction (and also bearing the same rights with respect to the holders thereof), equal to the number determined by dividing the Loan Amount by $67.27 per share. For the purposes hereof, “IPO” and “SPAC Transaction” shall have the meaning given to them in the articles of association of the Company, as in effect from time to time. For the avoidance of doubt, the Interest shall be dealt with in accordance with Section 6.5 below.”

6.	Section 6.5 of the Initial CLA shall be deleted entirely and replaced by:

“The Lender shall have the rights, at its sole discretion, to receive the accrued interest as specified in Clause 2.2(d) as a cash payment or to convert the shares of the Company immediately prior to a Qualified Financing or IPO or a SPAC Transaction (and also bearing the same rights with respect to the holders thereof), equal to the number determined by dividing the accrued interest by $47.087 per share. For the purposes hereof, “IPO” and “SPAC Transaction” shall have the meaning given to them in the articles of association of the Company, as in effect from time to time.”

7.	Unless otherwise expressly stated, capitalized terms used herein shall have the meanings assigned thereto in the CLA.

8.	This Amendment forms an integral part of the CLA. All of the terms and conditions of the CLA as amended by the previous Amendments, shall remain in full force and effect, except as expressly amended by this Amendment.

9.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first written above:

Ibex Israel Fund LLLP		Blue-Red Capital Fund LP.

By:	/s/ Brian T. Abrams	By:	/s/ Yishai Klein
Name:	Brian T. Abrams	Name:	Yishai Klein
Title:	President	Title:	Managing Partner

Gauzy Ltd.

By:	/s/ Eyal Peso
Name:	Eyal Peso
Title:	CEO

[Gauzy –4th Amendment to Convertible Loan Agreement – July __, 2023]

ANNEX A

INTEREST CALCULATION

BLUE-RED CAPITAL FUND LP

DATE	LOAN AMOUNT	INTEREST %	INTEREST	TOTAL
January 29, 2020 – July 31, 2021	$2,000,000	15%	$300,000	$2,300,000
August 1, 2021 – July 31, 2022	$2,300,000	10%	$238,770	$2,538,770
August 1, 2022 – July 31, 2023	$2,538,770	12%	$318,638	$2,857,408
August 1, 2023 – July 31, 2025	$2,857,408	24%	$685,778	$3,543,188

IBEX ISRAEL FUND LLLP

DATE	LOAN AMOUNT	INTEREST %	INTEREST	TOTAL
March 29, 2020 – July 31,	$350,000	15%	$52,500	$402,500
August 1, 2021 – July 31, 2022	$402,500	10%	$41,785	$444,285
August 1, 2022 – July 31, 2023	$444,285	12%	$55,762	$500,046
August 1, 2023 – July 31, 2025	$500,046	24%	$120,011	$620,057

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